Exhibit 4(h)


                                 ENSERCH CORPORATION

                                OFFICER'S CERTIFICATE


                                    , the             of ENSERCH
               ---------------------      -----------
           Corporation (the "Company"), pursuant to the authority granted
          in the Board Resolutions of the Company dated            ,
                                                        -----------  ----
          and Sections 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Subordinated Debt Securities relating to Trust Securities) dated
          as of          ,      (as amended and supplemented to date, the
                ---------  ----
          "Indenture") that:

               1.   The securities of the            series to be issued
                                          ----------
                    under the Indenture shall be designated "     % Junior
                                                             -----
                    Subordinated Debentures, Series  ", (the "Debentures of
                                                    -
                    the            Series").  The Debentures of the
                        ----------
                               Series are to be issued to ENSERCH Capital
                    ----------
                    I, a Delaware statutory business trust (the "Trust"). All capitalized terms used in this certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture;

               2.   The Debentures of the            Series shall be
                                          ----------
                    limited in aggregate principal amount to $
                                                              ------------
                    at any time Outstanding, except as contemplated in
                    Section 301(b) of the Indenture [and shall be issued in
                    the denominations of $        each and in integral
                                          ------
                    multiples thereof];

               3.   The Debentures of the            Series shall mature
                                          ----------
                    and the principal shall be due and payable together with all accrued and unpaid interest thereon on
                           ,      ;
                    -------  -----

               4.   The Debentures of the            Series shall bear
                                          ----------
                    interest from, and including, the date of original
                    issuance, at the rate of      % per annum payable
                                             -----
                               in arrears on          and        of each
                    ----------               --------     ------
                    year (each, an "Interest Payment Date") commencing
                               ,     .  The amount of interest payable for
                    -----------  ----
                    any such period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full month, on the basis of the actual number of days elapsed. Interest on the Debentures of
                    the            Series will accrue from, and including,
                        ----------
                    the date of original issuance. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), in each case with the same force and effect as if made on such Interest Payment Date;

               5.   Each installment of interest on a Debenture of the
                               Series shall be payable to the Person in
                    ----------
                    whose name such Debenture of the            Series is
                                                     ----------
                    registered in the Securities Register at the close of business on the day, so long as either the securities of the Trust (the "Preferred Trust Securities") or the
                    Debentures of the            Series remain in book-
                                      ----------
                    entry form, one Business Day, and otherwise 15 days preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Debentures of the
                                  Series; provided, however, that if the
                    ----------
                    Debentures of the            Series are held neither by
                                      ----------
                    the Trust nor by a securities depositary, the Company shall have the right to change the Regular Record Date by one or more Officer's Certificates. Any installment
                    of interest on the Debentures of the            Series
                                                         ----------
                    not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such
                    Debentures of the            Series on such Regular
                                      ----------
                    Record Date, and may be paid to the Persons in whose
                    name the Debentures of the            Series are

                                               ----------
                    registered in the Securities Register at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Debentures of
                    the            Series not less than 10 days prior to
                        ----------
                    such Special Record Date, all as more fully provided in the Indenture;

               6.   The principal and each installment of interest on the
                    Debentures of the           Series shall be payable
                                      ---------
                    at, and registration and registration of transfers and exchanges in respect of the Debentures of the
                               Series may be effected at, the office or
                    ----------
                    agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto as such addresses appear in the Securities Register. Notices, demands to or upon the Company in respect of the Debentures of the
                               Series may be served at such office or
                    ----------
                    agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and services of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The Trustee will be the Security Registrar and the Paying Agent for the Debentures of the
                                                           ----------
                    Series;

               7.   [The Debentures of the            Series will be
                                           ----------
                    redeemable on or after           ,     , at the option
                                           ----------  ----
                    of the Company, at any time and from time to time in whole or in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at a Redemption Price equal to the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the Redemption Date. If redeemed during the 12-month
                    period beginning           :
                                     ----------


                                                 Redemption
                        Year                      Price
                        ----                 ----------------




                        and at 100% on or after          .
                                                ---------

                    If a Tax Event shall occur and be continuing and either
                    (i) in the opinion of counsel to the Company
                    experienced in such matters, there would in all cases, after effecting the termination of the Trust and the
                    distribution of the Debentures of the            Series
                                                          ----------
                    to the holders of the         Securities in exchange
                                          -------
                    therefor, be more than an insubstantial risk that an
                    Adverse Tax Consequence (as defined below) would continue to exist or (ii) the Debentures of the
                               Series are not held by the Trust, then the
                    ----------
                    Company shall have the right to redeem the Debentures
                    of the            Series, in whole but not in part, at
                           ----------
                    any time within 90 days following the occurrence of the Tax Event, at 100% of the principal amount plus accrued and unpaid interest thereon to the Redemption Date.

                    "Tax Event" means the receipt by the Trust or the Company of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of issuance of the Preferred Trust Securities, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to interest received on the Debentures of
                    the            Series, (ii) interest payable by the
                        ----------
                    Company on the Debentures of the            Series is
                                                     ----------
                    not, or will not be, fully deductible for United States federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances described in clauses (i), (ii) or
                    (iii) being an Adverse Tax Consequence);]

               8.   So long as any Debentures of the            Series are
                                                     ----------
                    Outstanding, the failure of the Company to pay interest
                    on any Debentures of the            Series within 30
                                             ----------
                    days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article Fifteen of the Indenture) shall constitute an Event of Default; provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 311 of the Indenture and paragraph (9) of this Certificate shall not constitute a failure to pay interest for this purpose;

               9. Pursuant to Section 311 of the Indenture, the Company shall have the right, at any time and from time to time during the term of the Debentures of the
                                                                 ----------
                    Series, to extend the interest payment period to a
                    period not exceeding                 periods (an
                                         ---- ----------
                    "Extension Period") during which period interest will
                    be compounded           .  At the end of the Extension
                                  ----------
                    Period, the Company shall pay all interest accrued and unpaid (together with interest thereon at the rate
                    specified for the Debentures of the            Series,

                                                        ----------
                    compounded semi-annually, to the extent permitted by applicable law). However, during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in common stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, redeem any indebtedness that is pari passu with the Debentures of
                    the            Series, or make any guarantee payments
                        ----------
                    with respect to the foregoing ("Restricted Payments"). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof
                    shall not exceed                 periods at any one
                                     ---- ----------
                    time or extend beyond the maturity date of the
                    Debentures of the            Series. Any extension
                                      ----------
                    period with respect to payment of interest on the
                    Debentures of the             Series, other Debt
                                      ----------
                    Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Trust Securities and all other securities with terms substantially the same as the Preferred Trust Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give the Trust or other Holders and the Trustee notice of its election of an Extension Period before the Business Day prior to the record date for the interest payment which would occur but for such election;

               10. At any time, the Company will have the right to dissolve the Trust and cause the Debentures of the

                               Series to be distributed to the holders of
                    ----------
                    the Preferred Trust Securities in liquidation of the Trust;

               11. So long as any Securities are outstanding under the Indenture, the Company shall not make any Restricted Payments at any time the Company is in default under the Guarantee with respect to the Trust or is in default with respect to payments due on any Outstanding Securities;

               12. In the event that, at any time subsequent to the initial authentication and delivery of the Debentures
                    of the            Series, the Debentures of the
                           ----------
                               Series are to be held by a securities
                    ----------
                    depositary, the Company may at such time establish the matters contemplated in clause (r) in the second paragraph of Section 301 of the Indenture in an Officer's Certificate supplemental to this Certificate;

               13. No service charge shall be made for the registration of transfer or exchange of the Debentures of the
                               Series; provided, however, that the Company
                    ----------
                    may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

               14.  The Debentures of the            Series shall have such
                                          ----------
                    other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

               15. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the
                    issuance of the Debentures of the            Series and
                                                      ----------
                    the definitions in the Indenture relating thereto and in respect of which this certificate is made;

               16. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

               17. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion whether or not such covenants and conditions have been complied with;

               18. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery
                    of the Debentures of the            Series requested in
                                             ----------
                    the accompanying Company Order have been complied with;
                    and

               19. If the Company shall make any deposit of money and/or Government Obligations with respect to any Debentures
                    of the            Series, or any portion of the
                           ----------
                    principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 601 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                         (A)  an instrument wherein the Company,
                    notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the
                               Series, shall assume the obligation (which
                    ----------
                    shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Government Obligations (meeting the requirements of
                    Section 601), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become
                    due on such Debentures of the            Series or
                                                  ----------
                    portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

                         (B) an Opinion of Counsel, based on a change in law, to the effect that the Holders of such Debentures
                    of the            Series, or portions of the principal
                           ----------
                    amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

               IN WITNESS WHEREOF, I have executed this Officer's
          Certificate this       day of         ,     .
                           -----        --------  ----




                                             ------------------------------

          NO.
              ---------------
          CUSIP NO.
                   ----------

                                                                 EXHIBIT A

                   [FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE]

                                 ENSERCH CORPORATION

                         % JUNIOR SUBORDINATED DEBENTURES, SERIES
                   ------                                         -


               ENSERCH CORPORATION, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value
          received, hereby promises to pay to                          , or
                                              -------------------------
          registered assigns, the principal sum of
                                                   --------------------
          Dollars on           ,     , and, except as hereinafter provided,
                     ----------  ----
          to pay interest on said principal sum, from, and including the date of original issuance or from, and including, the most recent Interest Payment Date to which interest has been paid or duly
          provided for, at the rate of      % per annum plus Additional
                                       -----
          Interest, if any, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities of this
          series will accrue from, and including,             ,      .  In
                                                  ------------  -----
          the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the day, so long as this Security or any security for which it may by its terms be exchanged remain in book-entry form, one Business Day, and otherwise 15 days preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                    Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

                    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                   ENSERCH CORPORATION


                                   By:
                                      -------------------------------------

          ATTEST:



          ----------------------------


                       [FORM OF CERTIFICATE OF AUTHENTICATION]

                            CERTIFICATE OF AUTHENTICATION

          Dated:

                    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                   THE BANK OF NEW YORK, as Trustee


                                   By:
                                      --------------------------------
                                        Authorized Signatory

                  [FORM OF REVERSE OF JUNIOR SUBORDINATED DEBENTURE]


                    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture,
          dated as of             ,       (herein, together with any
                      ------------  -----
          amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed
          with the Trustee on            ,       creating the series
                              -----------  -----
          designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal
          amount to $      .
                     ------

                    [The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by
          mail, at any time on or after            ,    , as a whole or in
                                        -----------  ---
          part, at the election of the Company, at a Redemption Price equal to the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the Redemption Date. If redeemed during the 12-month period
          beginning           :
                    ----------

                                                Redemption
                         Year                    Price
                         ----               ---------------





                         and at 100% on or after           .
                                                 ----------


                    Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture.

                    If a Tax Event shall occur and be continuing and either
          (i) in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting the termination of the Trust and the distribution of the Securities of this series to the holders of the Preferred Trust Securities in exchange therefor, be more than an insubstantial risk that an Adverse Tax Consequence (as defined below) would continue to exist or (ii) the Securities of this series are not held by the Trust, then the Company shall have the right to redeem the Securities, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event, at 100% of the principal amount plus accrued and unpaid interest thereon to the Redemption Date.

                    "Tax Event" means the receipt by the Trust or the Company of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an Administrative Action), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of issuance of the Preferred Trust Securities, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to interest received on the Securities of this series, (ii) interest payable by the Company on the Securities of this series is not, or will not be, fully deductible for United States federal income tax purposes, or
          (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances described in clauses (i), (ii) or (iii) being an "Adverse Tax Consequence").

               In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

                    The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

                    The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

                    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                    As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                    So long as no Event of Default under the Indenture shall have occurred and be continuing, the Company shall have the right at any time and from time to time during the term of the Securities of this series to extend the interest payment period
          to a period not exceeding                 periods (an "Extended
                                    ---- ----------
          Interest Payment Period"), and at the end of such Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the same rate as specified for the Securities of this series, compounded
                    , to the extent permitted by applicable law); provided,
          ----------
           however, that during such Extended Interest Payment Period the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in common stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, redeem any indebtedness that is pari passu with the Securities of this series, or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period, provided that such Extended Interest Payment Period, together with all such previous and further
          extensions thereof, may not exceed                 periods or
                                             ---- ----------
          extend beyond the Stated Maturity of the Securities of this series. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due, the Company may select a new Extended Interest Payment Period, subject to the above requirements. No interest during the Extended Interest Payment Period, except at the end thereof, shall be due and payable. The Company shall give the Holder of this Security notice of its selection of such Extended Interest Payment Period as provided in or pursuant to the Indenture.

                    The Securities of this series are issuable only in
          registered form without coupons in denominations of $       and
                                                               ------
          any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.